August 15, 2003

FRANKLIN TEMPLETON FUND ALLOCATOR SERIES
One Franklin Parkway
San Mateo, CA 94403-1906


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("Class") of Franklin Templeton Corefolio Allocation Fund (the "Fund"), a series of Franklin Templeton Fund Allocator Series (the "Trust"), as indicated in the chart below.


Fund and Class           #Shares        Price/Share       Total
----------------------------------------------------------------------
Franklin
Templeton                1000            $10.00          $10,000
Corefolio
Allocation
Fund - Class A

----------------------------------------------------------------------
Franklin
Templeton                1000            $10.00          $10,000
Corefolio
Allocation
Fund - Class B
----------------------------------------------------------------------
Franklin
Templeton                1000            $10.00          $10,000
Corefolio
Allocation
Fund - Class C
---------------------------------------------------------------------
Franklin
Templeton                1000            $10.00          $10,000
Corefolio
Allocation
Fund - Class R
----------------------------------------------------------------------
Franklin
Templeton                1000            $10.00          $10,000
Corefolio
Allocation
Fund - Advisor
Class
----------------------------------------------------------------------
Total                                                    $50,000
----------------------------------------------------------------------


      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial seed capital in connection with the operations of the Fund.

      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By:   /s/Murray L. Simpson
         Executive Vice President